Exhibit (o)(i) under Form N-1A
                                             Exhibit 24 under Item 601/Reg. S-K


                               POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MTB Group of Funds and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/s/ Edward C. Gonzales              Chairman of the Board       March 12, 2004
Edward C. Gonzales


/s/ Charles L. Davis, Jr.           Chief Executive Officer     March 12, 2004
Charles L. Davis, Jr.               (Principal Executive Officer)


/s/ Carl W. Jordan                  President                   March 12, 2004
Carl W. Jordan


                                    Treasurer
Richard J. Thomas                   (Principal Financial Officer)


/s/ Joseph J. Castiglia             Trustee                     March 12, 2004
Joseph J. Castiglia


/s/ John S. Cramer                  Trustee                     March 12, 2004
John S. Cramer


/s/ Daniel R. Gernatt, Jr.          Trustee                     March 12, 2004
Daniel R. Gernatt, Jr.


/s/ George K. Hambleton, Jr.        Trustee                     March 12, 2004
George K. Hambleton, Jr.









MTB Group of Funds
Power of Attorney
Page 2





/s/ Mark J. Czarnecki               Trustee                     March 12, 2004
Mark J. Czarnecki


/s/ Richard B. Seidel               Trustee                     March 12, 2004
Richard B. Seidel


/s/ William H. Cowie, Jr.           Trustee                     March 12, 2004
William H. Cowie, Jr.












Sworn to and subscribed before me this 27th day of April, 2004

/s/ Diane J. Palmer
Notarial Seal
Diane J. Palmer, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Feb. 19, 2005
Member, Pennsylvania Association of Notaries